Exhibit 99.1
AVROBIO Announces Positive Data from Phase 1/2 Clinical Trial of
Investigational Gene Therapy for Cystinosis at the ASGCT 26th Annual Meeting

All patients remain off oral cysteamine up to 36 months post gene therapy

Sustained engraftment and durable reduction in leukocyte cystine levels across all patients

Received positive regulatory feedback from US and UK agencies

CAMBRIDGE, Mass.—(BUSINESS WIRE)—May 18, 2023—AVROBIO, Inc. (Nasdaq: AVRO), a leading clinical-stage gene therapy company working to free people from a lifetime of genetic disease, today announced follow-up data demonstrating a durable treatment effect across key measures out to 36 months from a collaborator-sponsored Phase 1/2 clinical trial1 evaluating an investigational gene therapy for the treatment of cystinosis. These data are being presented at the 26th Annual Meeting of the American Society of Gene and Cell Therapy (ASGCT) in Los Angeles, California, on May 18, 2023.

Cystinosis is a rare, progressive disease with a high treatment burden and unmet need. The fully enrolled Phase 1/2 clinical trial is monitoring long-term safety and efficacy in six adult patients affected by the most severe and common form of cystinosis who previously had been treated with the standard of care (SOC), cysteamine. The patients’ own hematopoietic stem cells (HSCs) were genetically modified to express a functional version of cystinosin, the protein that is deficient in people living with cystinosis. Preliminary data suggest that post-gene therapy, functional cystinosin is produced throughout the body as evidenced by clinical measures in multiple tissues, including the eyes, skin and gastrointestinal mucosa, as well as by neurocognitive tests suggestive of activity in the central nervous system. No adverse events (AEs) related to the drug product or serious adverse events have been reported to date.

“These data show that genetically modifying a patient’s own HSCs has the potential to restore functional cystinosin and systemically reduce the accumulation of cystine, laying the foundation for a registration-enabling clinical trial,” said AVROBIO Chief Medical Officer Essra Ridha, M.D., MRCP, FFPM. “We are excited about moving this investigational gene therapy closer to patients.”

In addition to the data presented, the Company also announced positive and productive meetings with the U.K. Medicines and Healthcare products Regulatory Agency (MHRA) and U.S. Food and Drug Administration (FDA) designed to align on regulatory paths and obtain feedback on this program.

Data show investigational HSC gene therapy durably and systemically impacts neurocognitive measures and reduces cystine levels in the blood, and crystal accumulation in the skin and gastrointestinal mucosa

1The collaborator-sponsored Phase 1/2 clinical trial for cystinosis is funded in part by grants to UCSD from the California Institute for Regenerative Medicine (CIRM), Cystinosis Research Foundation (CRF) and National Institutes of Health (NIH).

Follow-up data suggest that after receiving HSC gene therapy, patients can produce functional cystinosin protein throughout the body. As a result, leukocyte cystine levels in the blood have decreased below baseline in all six patients, and stabilized up to 36 months out from treatment. Skin and gastrointestinal mucosa biopsies reveal a decline in tissue cystine crystals below baseline in the first four patients, who have been observed for at least 12 months, with two patients observed up to 24 months.

Patients with cystinosis typically do not see an improvement in visual spatial or visual motor function over time in standardized tests evaluating the ability of the brain to interpret and translate visual information into an exact motor response. The first four patients treated with gene therapy have shown an improvement or stabilization of scores on the Beery – Buktenica Developmental Test of visual motor integration, up to 36 months out, suggesting a potential impact on the neuropathology of the disease.

These data represent an extension of trends that have previously been measured, confirming the durability of the treatment effect up to 36 months.

Safety and tolerability profile remains strong
Preliminary data from this trial suggest that this HSC gene therapy is well tolerated, with no AEs related to the drug product to date. All AEs were related to myeloablative conditioning, stem cell mobilization, the underlying disease, co-morbid or pre-existing conditions. The majority of AEs were mild or moderate and resolved without clinical sequelae.

An oral presentation by Dr. Cherqui on these data, “Phase 1/2 Clinical Trial of Autologous Hematopoietic Stem and Progenitor Cell Gene Therapy for Cystinosis,” will occur today at 3:45 PM PT in the session Metabolic, Storage, Endocrine, Liver and Gastrointestinal Disease II of the ASGCT Annual Meeting. Further details on the Phase 1/2 trial (NCT03897361) are available on clinicaltrials.gov.

About cystinosis
Cystinosis is a rare, progressive disease marked by the accumulation of cystine in cellular organelles known as lysosomes. This buildup causes progressive organ damage and debilitating corneal damage, swallowing dysfunction, chronic kidney disease leading to end-stage renal disease and muscle wasting leading to a shortened lifespan. Currently, more than 90% of treated cystinosis patients require a renal transplant in the second or third decade of life. The current standard of care for cystinosis is cysteamine, a treatment regimen that can require dozens of pills per day, does not prevent overall disease progression and carries side effects, such as breath and body odor and gastrointestinal complications, which may be difficult to tolerate.

About AVROBIO
Our vision is to bring personalized gene therapy to the world. We target the root cause of genetic disease by introducing a functional copy of the affected gene into patients’ own hematopoietic stem cells (HSCs), with the goal of durably expressing the therapeutic protein throughout the body, including the central nervous system. Our first-in-class pipeline includes clinical programs for Gaucher disease, cystinosis and Hunter syndrome, as well as a preclinical program for Pompe disease. Our proprietary plato® gene therapy platform is scalable for planned global commercialization. We are headquartered in Cambridge, Mass. For additional information, visit avrobio.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding our business strategy for and the potential therapeutic benefits of our product candidates, including our AVR-RD-04 investigational gene therapy for the treatment of cystinosis, regulatory pathways, anticipated benefits of our gene therapy platform including potential impact on our commercialization activities, timing and likelihood of success, the expected benefits and results of our implementation of the plato platform in our clinical trials and gene therapy programs, and the expected safety profile of our investigational gene therapies. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early-stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of AVROBIO’s product candidates, including AVR-RD-04 for the treatment of cystinosis, will not be successfully developed or commercialized, the risk of cessation or delay of any ongoing or planned clinical trials of AVROBIO or our collaborators, the risk that AVROBIO may not successfully recruit or enroll a sufficient number of patients for our clinical trials, the risk that AVROBIO may not realize the intended benefits of our gene therapy platform, including the features of our plato® platform, the risk that our product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate, the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or trials involving AVROBIO’s product candidates, the risk that we will be unable to obtain and maintain regulatory approval for our product candidates, the risk that the size and growth potential of the market for our product candidates will not materialize as expected, risks associated with our dependence on third-party suppliers and manufacturers, risks regarding the accuracy of our estimates of expenses and future revenue, risks relating to our capital requirements and needs for additional financing, risks relating to clinical trial and business interruptions resulting from the COVID-19 outbreak or similar public health crises, including that such interruptions may materially delay our enrollment and development timelines and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s most recent Quarterly Report, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:
Christopher F. Brinzey
Westwicke, an ICR Company
339-970-2843
chris.brinzey@westwicke.com

Media Contact:
Kit Rodophele
Ten Bridge Communications
617-999-9620
krodophele@tenbridgecommunications.com